                                                                   EXHIBIT(1)(a)

                             UNDERWRITING AGREEMENT


                                                                __________, ____


BanPonce Corporation,
   209 Munoz Avenue,
      Hato Rey, Puerto Rico 00918.

Dear Sirs:

                 ___________________________, as underwriter (the "Manager"), understands that BanPonce Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Corporation"), proposes to issue and sell $____________ aggregate principal amount of its __________________________
______________ (the "Securities"). The terms of the Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated ________________. The Securities will be issued pursuant to an Indenture, dated as of _________________ (the "Indenture"), between the Corporation and __________________________________, as trustee (the "Trustee").

                 All the provisions contained in the document entitled BanPonce Corporation Debt Securities Underwriting Agreement Standard Provisions (1995), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

                 Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and we hereby agree to purchase, in the amounts set forth in Schedule 1 hereto, the Securities at _______ of their principal amount plus accrued interest from _________________ to the date of payment and delivery.

                 We will pay for such Securities in immediately available funds upon delivery thereof at the offices of _______________________________________
at _________. (New York time) on _________________ or at such other time as shall be designated by our mutual agreement.

                 Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and by returning the signed copy to us.

                                                   Very truly yours,

                                                   ___________________________



                                                   By: _______________________
                                                       Name:
                                                       Title:



Accepted:

BANPONCE CORPORATION



By: _____________________
    Name:
    Title:





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

                                   SCHEDULE 1

                                             Aggregate Amount of Securities
Underwriter                                         to be Purchased
-----------                                         ---------------

___________________________                           $___________

                              BANPONCE CORPORATION


                                Debt Securities


                             Underwriting Agreement
                              Standard Provisions
                                     (1995)


                           _________________________


                 From time to time, BANPONCE CORPORATION, a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Corporation"), may enter into one or more underwriting agreements that provide for the sale of designated securities to one or more underwriters named therein (the "Underwriters"), severally where applicable. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.


                                       I.

                 The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-61601), including a prospectus relating to, among other securities, the Securities and has filed with, or mailed for filing to, the Commission, a prospectus supplement specifically relating to the issue of the Securities pursuant to Rule 424 under the Securities Act of 1933 (the "Act"). The term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and

"preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

                 The term "Underwriters' Securities" means the Securities to be purchased by the Underwriters herein.


                                      II.

                 The Corporation is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


                                      III.

                 Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Corporation in New York Clearing House funds or in such other manner and such other funds as may be mutually agreed upon by the Corporation and the Manager and set forth in the Underwriting Agreement, at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "Closing Date."


                                      IV.

                 The several obligations of the Underwriters hereunder are subject to the following conditions:

                 (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one





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

         enterprise, whether or not arising in the ordinary course of business; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Corporation, to the foregoing effect and also to the effect that the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened and whether a stop order suspending the effectiveness of the Registration Statement is in effect.

                 (b) The Manager shall have received on the Closing Date an opinion of Puerto Rican counsel for the Corporation, dated the Closing Date, to the effect set forth in Exhibit A, an opinion of New York counsel for the Corporation, dated the Closing Date, to the effect set forth in Exhibit B and, if applicable, an opinion of tax counsel for the Corporation, dated the Closing Date, covering such matters as may be mutually agreed upon by such tax counsel and the Manager and set forth in the Underwriting Agreement.

                 (c) The Manager shall have received on the Closing Date from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Corporation, the validity of the Securities, the Registration Statement, the Prospectus, and other related matters as the Manager may require, and the Corporation shall furnish to such counsel such documents as they may reasonably request for the purposes of enabling them to pass upon such matters.

                 (d) The Manager shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to the Manager, from the independent accountants to the Corporation containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, and confirming that they are independent accountants within the meaning of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective applicable published rules and regulations thereunder.





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


                                       V.

                 In further consideration of the agreements of the Underwriters contained in this Agreement, the Corporation covenants as follows:

                 (a) To furnish the Manager, without charge, a certified copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in the Agreement shall include all documents filed by the Corporation with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities to furnish the Manager with a copy of each such proposed amendment or supplement.

                 (c) If at any time after the public offering of the Securities, in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law, as the case may be.

                 (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification, the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Manager may reasonably desig-nate, the printing of any memoranda concerning the aforesaid qualification or eligibility and the rating of the Securities by securities rating services.

                 (e) To make generally available to the Corporation's security holders as soon as practicable, but not later than sixteen months, after the date of each Underwriting Agreement an earnings statement covering a period of at least twelve months beginning after the later of (i) the effective date of the Registration Statement,
         (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Underwriting Agreement and (iii) the date of the Corporation's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Act.

                 (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the earlier of the Closing Date or the removal by the Manager of trading restrictions on the Securities, not to offer, sell, contract to sell or otherwise dispose of (other than upon exercise of warrants therefor, or on conversion of convertible securities, in each case outstanding at the date of the Underwriting Agreement or in an offering made exclusively outside the United States) any debt securities of the Corporation substantially similar to the Securities without the prior written consent of the Manager.


                                      VI.

                 The Corporation represents and warrants to each Underwriter as follows:

                 (a) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"); and the Corporation is not required to register as a foreign corporation in any jurisdiction in order to conduct the business presently conducted by it.

                 (b) Each subsidiary of the Corporation which is a significant subsidiary as defined in Rule 405 of Regulation C of the rules and regulations under the Act (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation or a bank in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate is properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, except as otherwise disclosed in the Prospectus and except for directors' qualifying shares, is owned by the Corporation, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or, if such is not the case, that any such security interest, mortgage pledge, lien, encumbrance, claim or equity, when exercised, enforced or otherwise asserted, will not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one enterprise.

                 (c) At the time the Registration Statement became effective, the Registration Statement complied, and as of the Closing Date will comply, in all material respects with the requirements of the Act and the rules and regulations thereunder and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations thereunder. The Registration Statement, at the time it became effective, did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof does not, and as of the Closing

         Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Corporation in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

                 (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                 (e) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the Act and the rules and regulations thereunder.

                 (f) The consolidated financial statements and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Corporation and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                 (g) This Agreement has been duly authorized, executed and delivered by the Corporation; the Indenture has been duly authorized and is a valid and binding obligation of the Corporation enforceable in





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

         accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus, will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and to general equity principles; the Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Securities will be entitled to the benefits provided by the Indenture.

                 (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                 (i) Neither the Corporation nor any of the Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transaction contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any of the Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the

         Corporation or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Corporation or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Corporation or any such subsidiary or any law, administrative regulation or administrative or court order or decree which breach, default, imposition or violation would, in each case, have a material adverse effect on the corporation and its subsidiaries taken as a whole; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement, except such as have already been obtained or as may be required under the Act or the rules and regulations thereunder (which have been obtained), the Trust Indenture Act or state securities or Blue Sky laws.

                 (j) Except as may be set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Corporation, threatened against or affecting, the Corporation or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one enterprise, or might materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Corporation or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been so filed or incorporated by reference.

                 (k) The Corporation and the Significant Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such certificates, authorities or permits as are not material to the business, operations, financial condition or income of the Corporation or the Significant Subsidiaries; and neither the Corporation nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or





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

         permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Corporation and its subsidiaries considered as one enterprise.

                 The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by an Underwriter expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Corporation, its directors and its officers who sign the Registration Statement and any person controlling the Corporation to the same extent as the foregoing indemnity from the Corporation to each Underwriter, but only with reference to information furnished in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus and any amendments or supplements thereto.

                 In case any proceeding (including any governmental investigation) shall be threatened or instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to retention of such counsel or (ii) the named parties to any such proceeding (including impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. In the case of parties indemnified pursuant to the second preceding paragraph, such separate firm shall be designated in writing by the Manager. In the case of parties indemnified pursuant to the immediately preceding paragraph, such separate firm shall be designated in writing by the Corporation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                 If the indemnification provided for in this Article VI is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of such Securities received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions.

                 The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price of the Securities purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VI are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint.

                 The indemnity and contribution agreements contained in this
Article VI and the representations and warranties of the Corporation in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Corporation, its directors or officers or any person controlling the Corporation and (iii) acceptance of and payment for any of the Securities.


                                      VII.

                 This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Corporation, if prior to the Closing Date, (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange, Inc. shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal, New York State or Puerto Rico authorities, (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Manager, impracticable to market the Securities, or (v) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Corporation as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since the time of this Agreement that it has placed any debt securities of the Corporation on what is commonly termed a "watch list" for possible downgrading.

                                     VIII.

                 If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the number of Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Corporation for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or of the Corporation. In any such case either the Manager or the Corporation shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                      IX.

                 If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Corporation to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement, the Corporation will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       Exhibit A


                   (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of Puerto Rico.

                  (ii) The Corporation has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                 (iii) The Corporation is not required to register as a foreign corporation in any jurisdiction in order to conduct the business presently conducted by it.

                  (iv) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation or a bank in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; except where the failure to so qualify and be in good standing would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, except for directors' qualifying shares, is owned, directly or through such subsidiaries, by the Corporation free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                   (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Corporation.

                  (vi) The Indenture has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (vii) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (viii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Corporation under the federal laws of the United States and the General Corporation Law of the Commonwealth of Puerto Rico for the issuance, sale and delivery of the Securities by the Corporation to or through the Managers have been obtained or made; provided, however, that, for purposes of this paragraph (viii), such counsel need express no opinion with respect to state securities laws.

                  (ix) To the best of such counsel's knowledge, neither the Corporation nor any of the Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease known to such counsel to which it or any of them is a party or by which their properties may be bound.

                   (x) The issuance of the Securities in accordance with the Indenture does not, and the sale by the Corporation of the Securities to the Underwriters pursuant to the Underwriting Agreement and the performance by the Corporation of its obligations under the Indenture, the Underwriting Agreement and the Securities will not, (a) violate the articles of incorporation or by-laws of the Corporation, or (b) violate any existing Federal law of the United States or any law of the Commonwealth of Puerto Rico or any administrative regulation or administrative or court decree applicable to the Corporation, or (c) conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Corporation is a party or by which it may be bound, or to which any of the property or assets of the Corporation is subject, which breach, default, imposition or violation would, in each case, have a material adverse effect on the Corporation and its subsidiaries taken as a whole; provided, however, that, for purposes of this paragraph (x), such counsel need express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employee Retirement Income Security Act of 1974 and related laws, and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries; provided, further, that insofar as performance by the Corporation of its obligations under the Indenture, the Underwriting Agreement and the Securities are concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or general equity principles.

                  (xi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus or the Prospectus Supplement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Corporation or any of its subsidiaries is a party or to which any of its property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Corporation or any such subsidiary, are, considered in the aggregate, not material.

                 (xii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof or references thereto are correct in all material respects.

                (xiii) The Registration Statement is effective under the Act and, to the best of such counsel's knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and (ii) no proceedings therefor have been initiated or threatened by the Commission.

                 (xiv) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, schedules and other financial data included or incorporated by reference therein as to which no opinion need be rendered by such counsel) complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the regulations under each of those acts.

                  (xv) Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

                 (xvi) Such counsel confirms that, in her opinion, nothing has come to her attention in the course of her review that has caused her to believe that any part of the Registration Statement, when such part became effective (within the meaning of the Act) or at the Closing Date, as the case may be, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, on the date of the Prospectus Supplement forming part thereof, or at the Closing Date, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may say that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that she does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Certain Regulatory Matters", ["Description of Preferred Stock"] ["Description of Debt Securities and Guarantees"], "Underwriting" and "Plan of Distribution" and the appropriate sections in any Prospectus Supplement describing the securities offered thereby, insofar as they relate to provisions of documents therein described and that she does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus, as to the statement of the eligibility and qualification of the Trustee under the Indenture; and that her letter is furnished as counsel for the Corporation to the Underwriters and is solely for the benefit of the Underwriters.

                             Such counsel may base her opinions, as to certain
questions of fact, on certificates of officers of the Corporation and may rely as to all matters relating to the laws of the State of New York upon the opinion of Sullivan & Cromwell.

                                                                       Exhibit B


                   (i) The Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956.

                 [(ii)       The Indenture has been duly authorized, executed
and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Corporation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iii) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.]

                  (iv) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Corporation under the federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Corporation to or through the Managers have been obtained or made.

                   (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Corporation.

                  (vi) The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Corporation to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Corporation of its obligations under the Indenture, the Underwriting Agreement and the Securities will not, violate any existing federal law of the United States applicable to the Corporation; provided, however, that, for the purposes of this paragraph (vi), such counsel need express no opinion with respect to federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employee Retirement Income Security Act of 1974 and related laws, and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries; provided, further, that insofar as performance by the Corporation of its obligations under the Indenture, the Underwriting Agreement and the Securities is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                 (vii) The Registration Statement is effective under the Act and, to the best of such counsel's knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and (ii) no proceedings therefor have been initiated or threatened by the Commission.

                (viii) As counsel to the Corporation such counsel has reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Managers and those of the Corporation and its accountants, and advised the Corporation as to the requirements of the Act and the applicable rules and regulations thereunder, and on the basis of the information that such counsel gained in the course of the performance of their services considered in the light of their understanding of the applicable law, including the requirements of Form S-3 and the character of the prospectus contemplated thereby, and the experience they have gained through their practice under the Act, such counsel confirm that, in their opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects [relevant to the offering of the Securities], to the requirements of the Act, [the Trust Indenture Act,] and the applicable rules and regulations of the Commission thereunder; and that nothing that came to their attention in the course of their review that has caused them to believe that[, insofar as relevant to the offering of the Securities,] any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, that nothing has come to their attention in the course of the procedures described in the [second] sentence of this paragraph that has caused them to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Such counsel may say that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement except (i) for those made under the captions ["Description of Securities and Guarantees"], ["Description of Preferred Stock"], ["Underwriting"] and ["Plan of Distribution"] and the appropriate sections in any Prospectus Supplement describing the securities offered thereby, insofar as they relate to provisions of documents therein described, and (ii) the accuracy of the descriptions of the Federal laws of the United States contained in the Registration Statement, the Basic Prospectus and the Prospectus Supplement under the captions "Certain Regulatory Matters" and "United States Taxation" and that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement [as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued]; and that their letter is furnished as counsel for the Corporation to the Underwriters and is solely for the benefit of the Underwriters.

                 Such counsel may base their opinions, as to certain questions of fact, on certificates of officers of the Corporation and may rely as to all matters relating to the laws of the Commonwealth of Puerto Rico upon the opinion of Brunilda Santos de Alvarez.





                                      B-3